UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2023

GOLD ROCK HOLDINGS, INC.

(Name of Small Business Issuer in its charter)

Nevada	000-51074	87-0434297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    2020 General Booth Blvd.
Suite 230
 Virginia Beach, VA 23454

(Address of principal executive offices)

Registrant’s telephone number: (757) 306-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02-Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 02, 2022 the Board of Directors (“the Board”) accepted the resignation from Mr. Merle Ferguson as the Company’s Cheif Executive Officer; Mr. Ferguson remains the Company’s Chairman of the Board and President of the Company.

On October 2, 2022, the Board of Directors (the “Board”) of Gold Rock Holdings, Inc. (the “Company”) appointed Mr. Marcus Daley from Provo, UT as a Board of Director and Chief Executive Officer.

Marcus Daley recently served as Chief Technology Officer (CTO) for S&P Global Ratings where he revitalized the technology organization and led an initiative to move global operations and product delivery to a single cloud platform. He also served as CTO for Mountain America Credit Union, helping them explore Web3 and digital assets as the next frontier for financial services. Prior to that, he was CTO for Nice inContact and CTO for S&P Global Market Intelligence among other roles as CTO building innovative startups and helping mid-size companies through M&A transformations.

The Board reviewed Mr. Daley’s background and considered him qualified for his positions.

Financial  Item 9.01 -Financial Statements and Exhibits.

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transactions. Not applicable.

(d) Exhibits.

Number	Description
17.1+	Resignation letter as CEO - Mr. Merle Ferguson

+Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2023	BIOFORCE NANOSCIENCES HOLDINGS, INC.

By /s/ Richard Kaiser
CFO/Director